Exhibit 99.1

HUDSON’S BAY COMPANY TO ACQUIRE SAKS INCORPORATED FOR US$16 PER SHARE,
BRINGING TOGETHER THREE ICONIC RETAIL BRANDS

Transaction to Create Premier North American Fashion Retailer Serving Broad Consumer Spectrum across Luxury, Mid-Tier and Outlet

Transaction Expected to Enhance Growth, Realize Synergies and Position Company to Unlock Real Estate Value

Brings Saks to Canada to Capitalize on Demand for Luxury

TORONTO AND NEW YORK – July 29, 2013 – Hudson’s Bay Company (TSX: HBC) (“HBC” or the “Company”) and Saks Incorporated (NYSE: SKS) (“Saks”) announced today that they have entered into a definitive merger agreement whereby HBC will acquire Saks for US$16.00 per share in an all-cash transaction valued at approximately US$2.9 billion, including debt. The transaction has been approved by each company’s board of directors and is expected to close before the end of the calendar year, subject to approval by Saks shareholders, regulatory approvals and other customary closing conditions.

This transaction will bring together three of the retail industry’s most iconic brands – Hudson’s Bay,

Lord & Taylor and Saks Fifth Avenue – to create a leading North American retailer addressing a broad consumer spectrum across the luxury, mid-tier and outlet retail sectors. HBC will continue to build upon Saks’ market-leading position and identity as a luxury retailer. The combined company will operate 320 stores, including 179 full-line department stores, 72 outlet stores and 69 home stores in prime retail locations throughout the U.S. and Canada, along with three e-commerce sites. The combined company would have generated pro forma sales and normalized EBITDA in fiscal 2012 of approximately C$7.2 billion and C$587 million, respectively, before any synergies.  HBC expects to achieve C$100 million of annual synergies within three years.

“This exciting portfolio of three iconic brands creates one of North America’s premier fashion retailers,” stated Richard Baker, HBC’s Chairman and CEO. “I’ve had a long connection with Saks over the years, and am thrilled to bring one of the world's most recognized luxury retailers into the HBC family. With the addition of Saks, HBC will offer consumers an unprecedented range of retailing categories and shopping experiences. This acquisition will increase our growth potential both in the U.S. and Canada, generate significant efficiencies of scale, add to our powerful real estate portfolio and deliver substantial value to our shareholders.”

Steve Sadove, Chairman and CEO of Saks, commented, “We believe this transaction delivers compelling value to our shareholders and that Saks Fifth Avenue is an excellent fit within the HBC organization.  We also believe that HBC recognizes the tremendous value of our people, our real estate, and our customer and vendor relationships, and most importantly the power and potential of our iconic brand. The $16 per share price represents an approximate 30% premium to the May 20, 2013 closing price, the day before media speculation began. We have made significant progress over the past few years to position Saks for future growth and to evolve into an omni-channel retailer.  We are excited about what this opportunity and being part of a much larger enterprise can mean for the future of the Saks Fifth Avenue brand.”

Driving Significant Growth and Creating Efficiencies of Scale

The acquisition of Saks will drive significant revenue growth opportunities for HBC. This includes the introduction of Saks into Canada through full-line, outlet and online formats, building upon Canada’s position as saks.com’s largest international ship-to market. The combination will maximize existing e-commerce platforms across all three banners to enhance customers’ shopping experience. HBC also plans to continue OFF 5TH's expansion throughout the U.S.

The transaction further advances HBC’s previously articulated strategy for enhanced growth. HBC will continue to execute its investment plan across all three banners to upgrade the customer experience and deliver greater productivity in its stores and omni-channel platforms.

HBC expects to realize C$100 million in annual synergies within three years through a combination of operational efficiencies, implementing best practices across banners and back-office consolidation. HBC will leverage top talent across both organizations and optimize a multi-banner shared services organization to drive additional benefits and reduce expenses.

HBC is committed to preserving and building upon the iconic position of the Saks Fifth Avenue brand. Saks will operate separately under the HBC umbrella, including its own merchandising, marketing and store operations teams, and will remain headquartered in New York City. It is also expected that Saks will continue to be led by key members of its existing management team.

World-Class Retail Real Estate Portfolio

The combination of Saks and HBC’s real estate creates an unmatched coast-to-coast North American retail portfolio serving three strong banners. This real estate is highlighted by a number of marquee owned properties including Saks Fifth Avenue locations on Fifth Avenue in New York City and Wilshire Boulevard in Beverly Hills; Lord & Taylor’s Fifth Avenue flagship; and Hudson’s Bay properties in downtown Toronto, Vancouver and Montreal, among others.

HBC will evaluate strategic alternatives to fully realize the substantial value from the combined property portfolio including but not limited to the creation of a real estate investment trust.

Financing of the Transaction

HBC intends to finance the transaction, and refinance certain existing indebtedness at HBC, with a combination of approximately US$1.0 billion of new equity, US$1.9 billion of senior secured loans, US$400 million of senior unsecured notes and available cash on hand.  An entity affiliated with Ontario Teachers’ Pension Plan (“Teachers’”) and funds advised by West Face Capital Inc. (“West Face”) have separately committed to provide HBC with US$500 million and US$250 million of equity funding, respectively, to support this transaction.  BofA Merrill Lynch and Royal Bank of Canada have provided HBC with fully committed credit facilities, which together with the equity commitment provided by Teachers’, is sufficient to close the transaction.

The Company has received conditional listing approval from the Toronto Stock Exchange for the common shares of the Company to be issued to Teachers’ and West Face. In consideration for Teachers’ commitment, concurrently with the execution of the merger agreement, HBC has issued 1.5 million share purchase warrants to Teachers’, and will issue an additional 3.5 million share purchase warrants to Teachers’ upon the closing of the transaction.  In consideration for the West Face commitment, HBC will issue 1.75 million share purchase warrants to West Face upon the closing of the transaction.  The subscription price of the common shares and the exercise price of the warrants will be C$17 per share (subject to adjustment in certain limited circumstances), which represents a premium to the trading price of HBC’s shares immediately prior to the announcement of the transaction.

Dividend Policy

HBC intends to continue paying a quarterly dividend of C$0.09375 per share through closing of the transaction; after closing, HBC expects to reduce its quarterly dividend to C$0.05 per share to accelerate deleveraging in the short term.

Go-Shop Period

There is a 40-day “go-shop” period under the terms of the agreement, during which Saks may solicit alternative proposals from third parties.  Saks does not anticipate that it will disclose any developments with regard to this process unless and until Saks’ board of directors makes a decision with respect to a potential superior proposal.  There can be no assurance that this process will result in a superior proposal.  The agreement also includes customary breakup fees payable to HBC in connection with the termination of the agreement in certain circumstances.

Advisors

BofA Merrill Lynch acted as lead financial advisor to HBC. RBC Capital Markets acted as an additional financial advisor on the transaction. Stikeman Elliott LLP and Willkie Farr & Gallagher LLP acted as legal counsel to HBC. Goldman Sachs, Morgan Stanley and Guggenheim Securities acted as financial advisors and Wachtell, Lipton, Rosen & Katz acted as legal counsel to Saks.

Conference Call to Discuss Transaction

Richard Baker, HBC’s Chairman and Chief Executive Officer, Michael Culhane, HBC’s Chief Financial Officer, and Don Watros, HBC’s Chief Operating Officer, will discuss the transaction during a conference call on Monday, July 29, 2013 at 8:30 am EDT.

The conference call will be accessible by calling the participant operator assisted toll-free dial-in number (877) 852-2926 or international dial-in number (253) 237-1123. A live webcast of the conference call will be accessible on HBC’s website at http://investor.hbc.com/events.cfm. An audio instant replay will be available via these links until August 29, 2013.

About Hudson’s Bay Company

Hudson’s Bay Company, founded in 1670, is North America’s longest continually operated company. The company was purchased in 2008 by NRDC Equity Partners’ Robert Baker, Bill Mack, Lee Neibart and Richard Baker, who had previously purchased Lord & Taylor in 2006. In Canada, HBC operates Hudson’s Bay, Canada’s largest department store with 90 locations, unsurpassed in its fashion, beauty, home and accessory designers and brands, as well as thebay.com. HBC also operates Home Outfitters, Canada’s largest home specialty superstore with 69 locations across the country. In the United States, HBC operates Lord & Taylor, a department store with 48 full-line store locations throughout the northeastern United States and in two major cities in the Midwest, and lordandtaylor.com. With approximately 29,000 Associates in Canada and the U.S., Hudson's Bay Company banners provide stylish, quality merchandise at great value, with a dedicated focus on service excellence. Hudson's Bay Company trades on the Toronto Stock Exchange under the symbol "HBC".

About Saks Incorporated

Saks Incorporated currently operates 41 Saks Fifth Avenue stores and 67 Saks Fifth Avenue OFF 5TH stores throughout the United States and its online store, saks.com.  Saks Incorporated trades on the NYSE under the symbol “SKS.”  Saks Fifth Avenue is one of the world’s pre-eminent specialty retailers and is renowned for its superlative American and international designer collections; its expertly edited assortment of handbags, shoes, jewelry, cosmetics and gifts; and the first-rate fashion expertise and exemplary client service of its Associates. Saks Fifth Avenue is proud to be named a J.D. Power and Associates 2012 Customer Service Champion and is only one of 50 U.S. companies so named.

Saks Fifth Avenue OFF 5TH is a world-class, full-service destination for value-priced clothes and accessories for men, women, children and the home. OFF 5TH stores combine the two great joys of shopping: the delight of finding the very best and the thrill of the deal. Highly coveted designers are displayed alongside exclusive Saks brands you won’t find anywhere else, all in a luxury-in-a-loft environment that can showcase an emerging trend one day and a great deal the next.

About Ontario Teachers’ Pension Plan

With C$129.5 billion in net assets as of December 31, 2012, the Ontario Teachers' Pension Plan is the largest single-profession pension plan in Canada.  An independent organization, it invests the pension fund's assets and administers the pensions of 303,000 active and retired teachers in Ontario. For more information, including our 2012 and previous annual reports, visit www.otpp.com. Follow us on Twitter @OtppInfo.

About West Face Capital Inc.

West Face is one of Canada’s leading alternative investment managers with C$2.7 billion in assets under management. West Face is active in a wide range of strategies, including providing bespoke capital solutions to companies with unique opportunities. West Face’s capabilities are underpinned by a seasoned multi-disciplinary investment team, proprietary origination channels and deep sector expertise, both domestically and internationally.

Forward-Looking Statements – HBC

There can be no assurance that the transaction will close or that an equity or debt offering will be undertaken or completed in whole or in part or the timing of any such transaction. No securities will be offered or sold in the United States or to U.S. persons absent registration under the U.S. Securities Act of 1933 or the availability of an applicable exemption from such registration. This press release does not constitute a solicitation of an offer to purchase, or an offer to sell, securities in the United States or elsewhere. Closing of the transaction is not conditional on the completion of any of the foregoing.

Information in this press release that is not current or historical factual information may constitute forward-looking information, including future-oriented financial information and financial outlooks, within the meaning of securities laws, related to the timing and completion of the Saks acquisition (including the financing thereof) and the anticipated benefits of such acquisition, including the timing and value of anticipated synergies, revenue growth potential, unlocking real estate portfolio and reducing HBC’s quarterly dividend. This information is based on certain assumptions regarding expected growth, results of operations, performance, and business prospects and opportunities. While the Company considers these assumptions to be reasonable, based on information currently available, they may prove to be incorrect. Forward-looking information is subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what the Company currently expects. These risks, uncertainties and other factors include, but are not limited to: credit, market, currency, operational, liquidity and funding risks, including changes in economic conditions, interest rates or tax rates, the timing and market acceptance of future products, competition in the Company's markets, the growth of certain business categories and market segments and the willingness of customers to shop at the Company's stores, the Company's margins and sales and those of the Company's competitors, the Company's reliance on customers, risks and uncertainties relating to information management, technology, supply chain, product safety, changes in law, regulations, competition, seasonality, commodity price and business disruption, the Company's relationships with suppliers and manufacturers, changes to existing accounting pronouncements, the ability of the Company to successfully implement its strategic initiatives, changes in consumer spending, managing our portfolio of brands and our merchandising mix, seasonal weather patterns, economic, social, and political instability in jurisdictions where suppliers are located, increased shipping costs, potential transportation delays and interruptions, the risk of damage to the reputation of brands promoted by the Company and the cost of store network expansion and retrofits, compliance costs associated with environmental laws and regulations, fluctuations in currency and exchange rates, commodity prices, the Company's ability to maintain good relations with its employees, changes in the law or regulations regarding the environment or other environmental liabilities, the Company's capital structure, funding strategy, cost management programs and share price, the Company's ability to integrate acquisitions and the Company's ability to protect its intellectual property.

For more information on these risks, uncertainties and other factors the reader should refer to the Company's filings with the securities regulatory authorities, including the Company's annual information form dated April 30, 2013, which is available on SEDAR at www.sedar.com. To the extent any forward-looking information in this press release constitutes future-oriented financial information or financial outlooks, within the meaning of securities laws, such information is being provided to demonstrate the potential of the Company and readers are cautioned that this information may not be appropriate for any other purpose. Future-oriented financial information and financial outlooks, as with forward-looking information generally, are based on assumptions and subject to risks, uncertainties and other factors. Actual results may differ materially from what the Company currently expects. Other than as required under securities laws, the Company does not undertake to update any forward-looking information at any particular time. The reader should not place undue importance on forward-looking information and should not rely upon this information as of any other date. All forward-looking information contained in this press release is expressly qualified in its entirety by this cautionary statement.

Forward-Looking Statements – Saks

The information contained in this press release that addresses future results or expectations is considered “forward-looking” information within the definition of the US Federal securities laws.  Forward-looking information in this document can be identified through the use of words such as “may,” “will,” “intend,” “plan,” “project,” “expect,” “anticipate,” “should,” “would,” “believe,” “estimate,” “contemplate,” “possible,” and “point.” The forward-looking information is premised on many factors, some of which are outlined below.  Actual consolidated results might differ materially from projected forward-looking information.

The forward-looking information and statements are or may be based on a series of projections and estimates and involve risks and uncertainties.  These risks and uncertainties include such factors as: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the failure to obtain Saks shareholder approval or the failure to satisfy any of the other closing conditions, (3) the failure to obtain the necessary financing arrangements set forth in the debt commitment letter and equity investment agreement delivered pursuant to the merger agreement, (4) risks related to disruption of management’s attention from Saks’ ongoing business operations due to the transaction and (5) the effect of the announcement of the transaction on the ability of Saks to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally.  Additional factors that may cause Saks’ actual results to differ materially from those described in the forward-looking statements may be found in Saks’ filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended February 2, 2013, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K, which may be accessed via the Internet at www.sec.gov.

Saks undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It – Saks

This press release does not constitute a solicitation of any vote or approval.  In connection with the proposed transaction, Saks will file with the Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its shareholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SAKS’ SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.  Investors and security holders may obtain a free copy of the proxy statement and other documents that Saks files with the SEC (when available) from the SEC’s website at www.sec.gov and Saks’ website at www.saksincorporated.com. In addition, the proxy statement and other documents filed by Saks with the SEC (when available) may be obtained from Saks free of charge by directing a request to Saks Incorporated, Investor Relations Department, 12 East 49th Street, New York, New York 10017, 865-981-6243.

Saks and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Saks’ shareholders with respect to the proposed acquisition of Saks by HBC. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Saks Annual Report on Form 10-K for the fiscal year ended February 2, 2013, and its definitive proxy statement for the 2013 annual meeting of shareholders. Additional information regarding the interests of such individuals in the proposed acquisition of Saks by HBC will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Saks website at www.saksincorporated.com.

Media/Investor Contacts

For HBC:

Investors:

Lucas Evans

Senior Vice President and Treasurer

Hudson's Bay Company

Phone: (416) 861-4444

Email: investorrelations@hbc.com

Media:

United States

Andrew Blecher

Lividini & Co.

Phone: (212) 252-7504

Email: Andrew@lividini.com

Canada

Freda Colbourne

Phone: (416) 560-7794

Email: colbourne@gmail.com

For Saks:

Julia Bentley

Phone: (865) 981-6243

Email: Julia_bentley@saksinc.com